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                               Exhibit a.(10)(e)
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MINNESOTA LIFE                                                                     SUPPLEMENT TO POLICY CHANGE APPLICATION PART 1
                                                                                                         VARIABLE ADJUSTABLE LIFE
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Minnesota Life Insurance Company . Individual Policy Issues Services . 400 Robert Street North . St. Paul, Minnesota 55101-2098
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Proposed Insureds Name (Please Print)

ALLOCATIONS TO SUB-ACCOUNTS AND GUARANTEED PRINCIPAL ACCOUNT

[_]  Allocate Net Premiums as indicated in Column A.
[_] Allocate Single Non-Repeating Premium as indicated in Column B (Note:Billable NRP's use the same allocation as Net Premium).

(Increments of 5%,Minimum is 5%,Each column must total 100%.)
          A                  B
         Net               Single
       Premium              NRP
    _____________%     _____________%   Growth
    _____________%     _____________%   Bond
    _____________%     _____________%   Money Market
    _____________%     _____________%   Asset Allocation
    _____________%     _____________%   Mortgage Securities
    _____________%     _____________%   Index 500
    _____________%     _____________%   Capital Appreciation
    _____________%     _____________%   Guaranteed Principal Account
    _____________%     _____________%   International Stock
    _____________%     _____________%   Small Company Growth
    _____________%     _____________%   Value Stock
    _____________%     _____________%   Small Company Value
    _____________%     _____________%   Global Bond
    _____________%     _____________%   Index 400 Mid-Cap
    _____________%     _____________%   Macro-Cap Value
    _____________%     _____________%   Micro-Cap Growth
    _____________%     _____________%   Real Estate Securities
    _____________%     _____________%   Templeton Developing Markets Securities Fund - Class 2
    _____________%     _____________%   Templeton Asset Strategy Fund - Class 2
    _____________%     _____________%   Janus Aspen Series Capital Appreciation Portfolio- Srv Sh(degree)
    _____________%     _____________%   Janus Aspen Series International Growth Portfolio- Srv Sh(degree)
    _____________%     _____________%   Fidelity VIP Contrafund(R)Portfolio:SC2*
    _____________%     _____________%   Fidelity VIP Equity-Income Portfolio:SC2*
    _____________%     _____________%   Fidelity VIP Mid Cap Portfolio:SC2*
    _____________%     _____________%   Franklin Small Cap Fund - Class 2
    _____________%     _____________%   Warburg Pincus Global Post-Venture Capital Portfolio
    _____________%     _____________%   Other____________________________________________________
    _____________%     _____________%   Other____________________________________________________
    _____________%     _____________%   Other____________________________________________________

1 Invests in Warburg Pincus Trust                                           2 Invests in Franklin Templeton VIP Trust Class 2 Shares
o Invests in Aspen Series Service Shares                                    * Invests in Series Class 2 Shares

F.MHC-48653 Rev.12-2000                                                                                                     1 of 3
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Proposed Insureds Name (Please Print)

SYSTEMATIC TRANSFER (Dollar Cost Averaging)
[_]  Start a Systematic Transfer of funds (complete each the following sections).

     Transfer Option (Minimum transfer lesser of $250 or the account balance).

     Select one of the following:
     [_] __________________________ units from the __________________________ Account.(Units must be a positive whole number.)
     [_] $_________________________ from the ________________________________ Account.(Must be a positive whole number.)

     Transfer Allocation (Increments of 1%,Minimum is 1%,Must total 100%.)
     Note: Indicate dollar amounts only if transfer amount is indicated above as a dollar amount.
           Allocate the amount transferred as follows:

         Dollar Amount       or          Percent
     $___________________         ____________________ %  Growth
     $___________________         ____________________ %  Bond
     $___________________         ____________________ %  Money Market
     $___________________         ____________________ %  Asset Allocation
     $___________________         ____________________ %  Mortgage Securities
     $___________________         ____________________ %  Index 500
     $___________________         ____________________ %  Capital Appreciation
     $___________________         ____________________ %  Guaranteed Principal Account
     $___________________         ____________________ %  International Stock
     $___________________         ____________________ %  Small Company Growth
     $___________________         ____________________ %  Value Stock
     $___________________         ____________________ %  Small Company Value
     $___________________         ____________________ %  Global Bond
     $___________________         ____________________ %  Index 400 Mid-Cap
     $___________________         ____________________ %  Macro-Cap Value
     $___________________         ____________________ %  Micro-Cap Growth
     $___________________         ____________________ %  Real Estate Securities
     $___________________         ____________________ %  Templeton Developing Markets Securities Fund - Class 2
     $___________________         ____________________ %  Templeton Asset Strategy Fund - Class 2
     $___________________         ____________________ %  Janus Aspen Series Capital Appreciation Portfolio - Srv Sh /o/
     $___________________         ____________________ %  Janus Aspen Series International Growth Portfolio - Srv Sh /o/
     $___________________         ____________________ %  Fidelity VIP Contrafund(R)Portfolio:SC2*
     $___________________         ____________________ %  Fidelity VIP Equity-Income Portfolio:SC2*
     $___________________         ____________________ %  Fidelity VIP Mid Cap Portfolio:SC2*
     $___________________         ____________________ %  Franklin Small Cap Fund - Class /2/
     $___________________         ____________________ %  Warburg Pincus Global Post-Venture Capital Portfolio
     $___________________         ____________________ %  Other_______________________________________________
     $___________________         ____________________ %  Other_______________________________________________
     $___________________         ____________________ %  Other_______________________________________________

Frequency
     [_] Monthly      [_] Quarterly      [_] Semi-annually      [_] Annually

Transfer Date (10th or 20th only)
     [_] 10th         [_] 20th           Starting ___________(Month & Year)         Ending__________________(Month & Year)

1 Invests in Warburg Pincus Trust                                           2 Invests in Franklin Templetom VIP Trust Class 2 Shares
o Invests in Aspen Series Service Shares                                    * Invests in Series Class 2 Shares

F.MHC-48653-2 Rev.12-2000                                                                                                    2 of 3
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Proposed Insureds Name (Please Print)

INVESTMENT SUITABILITY -- TO BE COMPLETED BY POLICYOWNER

NASD rules require inquiry concerning the financial condition of individuals applying for variable policies. The proposed
Policyowner must supply such information so that an informed judgment may be made as to the suitability of the investment for the Policyowner.

 1.  Employer___________________________________________________________ Address_________________________________________________
     Occupation________________________________________________________________ Years Employed __________________________________

 2.  Are you an employee of Minnesota Life or a subsidiary?                                                       [_] Yes  [_] No

 3.  Are you a spouse or dependent child of an employee of Minnesota Life or a subsidiary?                        [_] Yes  [_] No

 4.  Are you an employee of a NASD firm?                                                                          [_] Yes  [_] No

 5.  Are you of legal age in the state of your mailing address?                                                   [_] Yes  [_] No

 6.  Dependents: [_] Spouse       [_] Children      How many?_________________________ Ages______________________________________

 7.  Approximate: Annual Income $__________________   Assets $_________________   Debt $_______________   Tax Bracket___________%

 8.  Who will be primarily responsible for paying the premium? __________________________________________________________________

 9.  Face amount of life insurance in force $___________________________

10.  Asset Breakdown:

     Savings                  $____________________     Balanced/Total Return Funds   $____________________
     Insurance Cash Values    $____________________     Stock Funds                   $____________________
     Real Estate              $____________________     Bond Fund                     $____________________
     Business Interests       $____________________     Individual Stock              $____________________
     Retirement Funds         $____________________     Individual Bonds              $____________________
     Other_____________       $____________________

11.  Ranking of Investment Objectives (Rank 1-5, in order of importance;1 is "most important")

     __________ Capital Preservation/Conservative Income                        _____________ Growth
     __________ Current Income                                                  _____________ Aggressive Growth
     __________ Total Return/Conservative Growth

12.  Risk Tolerance (Check one):
     [_] Low Risk            [_] Moderate Risk                [_] High Risk

13.  Did you receive the current Variable Adjustable Life and the Funds Prospectuses for the
     product you are applying for?
     VAL  [_] Yes  [_] No     VAL Horizon  [_] Yes  [_] No     VAL Second Death [_] Yes  [_] No

 14. The Fund Prospectuses refer to a Statement of Additional Information.Please indicate below if you would like to request the Statement of Additional information for the following funds:
     [_] Advantus      [_] Templeton     [_] Janus      [_] Fidelity      [_] Warburg

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For Registered Principal Use Only
Suitability accepted by Registered Principal ____________________________________________________ Date __________________________

F.MHC-48653-3  Rev.12-2000                                                                                                  3 of 3
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